UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March [6], 2007

WILLDAN GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33076	14-1951112
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2401 East Katella Avenue, Suite 300, Anaheim, California 92806
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (800) 424-9144

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐   Soliciting material pursuant to Rule 14A-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

As previously reported in the Registration Statement on Form S-1 for Willdan Group, Inc., Willdan Group, Inc. and its engineering services subsidiary, Willdan (collectively with Willdan Group, Inc., “Willdan”), were involved in a dispute with the City of West Hollywood, California (the “City”). The matter concerned a construction project in the City of West Hollywood for the improvement of Santa Monica Boulevard. The project required the reconstruction of approximately three miles of roadway. The City and the general contractor claimed that the design Willdan prepared was inadequate for the volume and type of traffic on Santa Monica Boulevard. The City also claimed that Willdan failed to control the costs of the project due to contractor claims for extra costs.  In the fourth quarter of 2005, following a trial in the Los Angeles County Superior Court, the jury rendered a verdict against Willdan and awarded damages to the City in the amount of $6.3 million, including attorney’s fees, interest and costs.  Willdan had appealed the verdict and the appeal was ongoing.

Effective March 6, 2007, Willdan and the City entered into a Settlement Agreement (the “Agreement”) relating to the lawsuit with the City.  Willdan and the City have agreed to a full mutual release of all claims related to the lawsuit, appeal and all claims related to the lawsuit and appeal, subject to dismissal of the appeal.  Neither party admits any fault or liability related to the claims in the lawsuit.

Under the terms of the Agreement, Willdan has agreed to pay $6.2 million in cash to the City.  Willdan expects approximately $3.2 million of the cash settlement amount will be paid by its insurance coverage.  Willdan also agreed to provide to the City a credit for future services in the amount of $85,000 at Willdan’s then prevailing rates.  The future services to be provided can be chosen in the City’s sole discretion from services provided by Willdan to its municipal clients.  The City must use the credit of $85,000 no later than December 31, 2012.

Willdan will file a stipulation and request for dismissal of appeal in the action against the City.  In the event that the California Court of Appeal declines to accept the stipulation and dismissal of appeal, the Agreement will be invalid and any payment made under the Agreement will be returned to the Company.

The foregoing summary description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement attached hereto as Exhibit 10.1.

Item 7.01.              Regulation FD Disclosure.

Willdan issued a press release dated March 12, 2007.  The press release announced the settlement agreement with the City.  The press release is filed as Exhibit 99.1 and is hereby incorporated by reference in its entirety.  The information in this Item 7.01 and the exhibit attached hereto is being furnished (not filed) under Item 7.01 of Form 8-K.

Item 9.01               Financial Statements and Exhibits

(d)          Exhibits.

10.1	Settlement Agreement, effective March 6, 2007, by and among the City of West Hollywood, Willdan and Willdan Group, Inc.

99.1	Press Release dated March 12, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILLDAN GROUP, INC.
Date: March 12, 2007	By:	/s/ Mallory McCamant
Mallory McCamant
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Document
10.1	Settlement Agreement, effective March 6, 2007, by and among the City of West Hollywood, Willdan and Willdan Group, Inc.
99.1	Press Release dated March 12, 2007